UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2021

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 COLORADO AVENUE,	STUART	FL	34994
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	SBCF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SEACOAST BANKING CORPORATION OF FLORIDA

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2021, Seacoast National Bank (“SNB”), a wholly owned subsidiary of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”), entered into a Supplemental Executive Retirement Plan Agreement (the “SERP”) with Charles M. Shaffer, Chief Executive Officer of Seacoast and SNB (the “Executive”). The SERP is an unfunded nonqualified deferred compensation arrangement maintained primarily to provide supplemental retirement benefits for the Executive, who is a member of select group of management or highly compensated employees of SNB.

Pursuant to the SERP, upon the Executive’s termination of service after attaining normal retirement age (age 67), he will receive an annual benefit in the amount of $350,000 payable in equal monthly installments and continuing for 20 years. In the event of Executive’s disability prior to normal retirement age, the Executive will receive an amount equal to the SERP liability accrued by SNB under GAAP (the “Accrued Benefit”), calculated by applying a discount rate equal to the Moody’s “A” rated corporate bond rate (the “Discount Rate”), payable over 20 years following the normal retirement age. In the event of the Executive’s death or a change in control (as defined in the SERP), the Executive or his beneficiary will receive a lump sum benefit equal to the present value of the normal retirement benefit, discounted back from the normal retirement age to the date of the Executive’s death or the date of the change in control.

If the Executive’s service is terminated by SNB without cause prior to the normal retirement date, he will receive the Accrued Benefit, determined as of the end of the year preceding the date of separation, and interest will be credited on the Accrued Benefit until the final payment is made at a rate equal to the Discount Rate in effect at the time of the separation. This early involuntary termination benefit would be paid over 20 years following the normal retirement age. If the Executive’s early termination is voluntary, the Accrued Benefit will not be credited with interest and will be reduced by a vesting percentage if such voluntary termination occurs prior to December 31, 2030. The vesting percentage is 0% for voluntary separations occurring prior to December 30, 2021 and increases by 10% per year through December 31, 2030. This early voluntary termination benefit would be paid over 20 years following the normal retirement age.
In the event that the Executive breaches any non-competition, non-hire, non-solicitation, non-disparagement or confidentiality obligations the Executive has to SNB or any of its affiliates pursuant to the Executive’s Employment Agreement with SNB, he will immediately forfeit any non-distributed SERP benefits. In addition, the Executive will not be entitled to any SERP benefits if his service is terminated for cause (as defined in the SERP) or if an insurance company which issued a life insurance policy owned by SNB and covering the Executive denies coverage for material misstatements of fact made by the Executive on an application for life insurance.

The foregoing description of the SERP is only a summary and is qualified in its entirety by reference to the full text of the SERP, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

    (d)     Exhibits

Exhibit No.	Description
10.1	Supplemental Executive Retirement Agreement with Charles Shaffer
10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

Dated: December 15, 2021	/s/ Charles M. Shaffer
Charles M. Shaffer
Chief Executive Officer